Exhibit 99.1

RADIANT LOGISTICS AGREES TO ACQUIRE ISLA INTERNATIONAL IN LAREDO, TEXAS

Projects Normalized Earnings Power at $13.0 Million in Adjusted EBITDA on $310.0 Million in Revenues;
Aligns with Caltius Mezzanine to provide $10.0 million in Subordinated Debt

BELLEVUE, WA, November 15, 2011 – Radiant Logistics, Inc. (OTC QB: RLGT), a domestic and international logistics services company, has agreed to acquire the assets of Laredo-based Isla International Ltd., a  privately-held company that provides a full range of cross-border transportation and logistics services between the United States and Mexico.  The transaction is valued at up to $15.0 million and is expected to close in Radiant’s second fiscal quarter ending December 31, 2011, pending the satisfaction of customary closing conditions.

The $15.0 million transaction will consist of cash of:  $7.7 million to be paid at closing, $1.3 million in company stock payable on the three-month anniversary of the closing and an additional $6.0 million payable over the next four years in a combination of cash and Company common stock based on the future performance of the acquired operation. The Company may, at its sole option, elect to satisfy up to 25 percent of each of the performance-based payments through the issuance of the Company’s common stock and valued based upon a 30-day volume weighted average price to be calculated preceding the delivery of the shares.  Additionally, Caltius Mezzanine has agreed in principle to provide $10.0 million in subordinated debt in connection with the closing of transaction, subject to satisfaction of various closing conditions.

Founded in 1996, Isla provides bilingual expertise in both north and south bound cross-border transportation and logistics services to a diversified account base including manufacturers in the:  automotive, appliance, electronics and consumers packaged goods industries from its strategically-aligned location in Laredo, Texas.  Based on historic financial statements provided by its management, Isla generated approximately $3.0 million in normalized EBITDA on $25.0 million in revenues for the twelve months ended June 30, 2011.  Post-closing, Isla will operate as Radiant’s gateway to the Mexico markets in support of the Company’s 100+ locations across North American and international partners around the world, while leveraging the Company’s robust technology platform and global network to offer a more comprehensive level of domestic and international freight forwarding and logistics services to its own customers.

On the acquisition, Radiant Chairman and CEO Bohn Crain remarked: “We are proud to announce our partnership with Jonathan Fuller, Alfonso Serna and the entire Isla team. We believe this trend in ‘near-sourcing’ – where companies are moving production to nearby/bordering countries in an effort to minimize costs and reduce production times - is going to become even more prevalent in the years ahead.  We are constantly looking for ways to bring value to our network participants and we believe this transaction delivers.  Jonathan and his team are the experts when it comes to cross-border transportation solutions with Mexico and we are excited for the opportunity to bring these capabilities forward for the benefit of our 100+ locations across North America and the end customers that we serve.”

Crain continued: “The Isla transaction is also representative of the broader pipeline of opportunities that we are seeing within the agent-based forwarding community. We have purposefully positioned ourselves to bring value to these logistics entrepreneurs and believe that Jonathan represents one of many like-minded individuals who we hope to have join our ranks as we progress our acquisition strategy. The financial metrics of the transaction are also compelling with Isla expected to contribute an incremental $3.0 million in adjusted EBITDA on approximately $25.0 million in revenues on an annual basis.  We are updating our prior guidance assuming the benefit of Isla’s six-month contribution to our fiscal year ending June 30, 2012, and are projecting $10.5 million in adjusted EBITDA on approximately $295.0 million in revenues.  Of course, these projections understate the true run-rate earnings power of the business moving forward.  On a more normalized basis, (1) excluding non-recurring transition costs associated with our April 2011 acquisition of Distribution By Air and (2) including the benefit of a full twelve-months of Isla operations, we believe the combined organization is at a run-rate of approximately $13.0 million in adjusted EBITDA on approximately $310.0 million in revenues.”

“This remains a particularly exciting time for us and we see even more opportunity on the horizon to deliver further revenue and earnings growth through a combination of organic and acquisitive-growth initiatives.  In furtherance of some of these growth initiatives, we are delighted to announce that Caltius Mezzanine has agreed in principle to provide $10.0 million in sub-debt in connection with our closing of the Isla transaction. We believe Caltius Mezzanine will represent a great partner for us as they provide a resource for growth capital within a structure that will be less dilutive than if we were to issue straight equity.  After giving effect for the Isla transaction with Caltius Mezzanine, we will also enjoy approximately $15.0 million in borrowing capacity available under our senior credit facility with Bank of America.  We believe this financial flexibility sets us apart in today’s marketplace and will provide further updates as things progress,” added Crain.

The Company’s estimate of future revenues and profits is based on the assumption that the cumulative historical financial results of operations of the Company and Isla for the most-recent twelve-months ended June 30, 2011, are indicative of the future financial performance of the combined group, as well as, anticipated cost synergies associated with migrating Distribution By Air’s back-office operations to Bellevue, WA, will be realized. A reconciliation of adjusted EBITDA to net income, the most directly comparable GAAP measure, appears at the end of this release.

Jonathan Fuller, of Isla commented: “We are very happy to be joining the Radiant organization.  We were looking for a long-term partner with that same passion for servicing the customer and a shared vision to further advance our business. We found that partner in Radiant. They have a unique and compelling value proposition, a real appreciation for the needs of the local owner/entrepreneur and a clear and achievable plan for building a world class logistics organization.  We are looking forward to leveraging our own strengths along with the capabilities of the Radiant network to bring additional value to our customers while enjoying the benefits of participating in an organization that, through its status as a public company, gives our employees the opportunity to work as shareholders and participate in the value that they help create.”  Mr. Fuller will continue with Radiant post-closing and will serve as the Company’s Vice President – Mexico Markets, with overall responsibility for the Laredo gateway operation and coordinating cross-border solutions throughout the Radiant network.

Supplemental Pro Forma Information

We believe that supplemental disclosure of our adjusted EBITDA, or earnings before interest, taxes, depreciation and amortization adjusted for stock-based compensation and other non-cash costs is a useful measure for investors because it eliminates the effect of certain non-cash costs and provides an important metric for our business.  A reconciliation of annual pro forma adjusted EBITDA amounts to net income, the most directly comparable GAAP measure is as follows:

(Amounts in 000’s)	Normalized Earnings Power Fiscal Year Ended June 30, 2012	Preliminary Pro Forma Guidance Fiscal Year Ended June 30, 2012	Pre-Transaction Outlook Fiscal Year Ended June 30, 2012

Net income	$5,073	$3,855	$3,798

Net interest expense	1,977	1,487	802
Income tax expense	3,107	2,362	2,327
Depreciation and amortization	2,568	2,308	2,048

EBITDA	12,725	10,012	8,975
Stock-based compensation and other non-cash charges	275	213	150
Transaction and Severance costs	-	275	125
Adjusted EBITDA	$13,000	$10,500	$9,250

This supplemental pro forma financial information is presented for informational purposes only and is not a substitute for the historical financial information presented in accordance with accounting principles generally accepted in the United States.

Investor Conference Call
Radiant will host a conference call for shareholders and the investing community on Thursday, November 17, 2011 at 4:00 pm, ET to discuss the contents of the release. The call can be accessed by dialing (877) 407-8031, or (201) 689-8031 for international participants, and is expected to last approximately 30 minutes. Callers are requested to dial in 5 minutes before the start of the call. An audio replay will be available for one week after the teleconference by dialing (877) 660-6853, or (201) 612-7415 for international callers, and using account number 286 and conference ID number 382986. The call will also be webcast and may be accessed via Radiant’s web site at www.RadiantDelivers.com or through www.InvestorCalendar.com.

About Caltius
Based in Los Angeles, Caltius Mezzanine provides innovative capital solutions in amounts of $10 to $75 million to middle market companies throughout North America. Since its founding in 1997, Caltius Mezzanine has invested over $700 million in a broad range of industries to support acquisitions, recapitalizations, buyouts, and organic growth. Caltius Mezzanine is currently investing out of its fourth fund, Caltius Partners IV, LP, a $500 million fund that closed in 2008. For more information about Caltius Mezzanine, please contact Gavin Bates at (310) 996-0145.

About Radiant Logistics (OTC QB: RLGT)
Radiant Logistics (www.RadiantDelivers.com) is executing a strategy  to build a global transportation and supply chain management company through organic growth and the strategic acquisition of regional best-of-breed non-asset based transportation and logistics providers, to offer its customers domestic and international freight forwarding and an expanding array of value added supply chain management services, including asset recovery/reverse logistics, order fulfillment, inventory management and warehousing. For more information about Radiant Logistics, please contact Founder and CEO Bohn Crain at (425) 943-4599.

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding future operating performance, events, trends and plans. All statements other than statements of historical fact contained herein, including, without limitation, statements regarding our future financial position, business strategy, budgets, projected revenues and costs, and plans and objectives of management for future operations, are forward-looking statements.  Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expects,” “intends,” “plans,” “projects,” “estimates,” “anticipates,” or “believes” or the negative thereof or any variation thereon or similar terminology or expressions. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are not guarantees and are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Important factors that could cause our actual results to differ from our expectations, include but are not limited to, Isla’s ability following the acquisition to maintain and grow its revenues and operating margins in a manner consistent with its most recent operating results, our ability to integrate Isla’s operations with our historic operations, our ability to realize cost synergies through our integration of DBA Distribution Services, Inc., the effect that the acquisition will have on Isla’s existing customers and employees as well as those risk factors that apply to our operations as disclosed in Item 1A of  our Report on Form 10-K for the year ended June 30, 2011 and other filings with the Securities and Exchange Commission and other public documents and press releases which can be found on our web-site (www.radiantdelivers.com). Readers are cautioned not to place undue reliance on our forward-looking statements, as they speak only as of the date made. Such statements are not guarantees of future performance or events and we undertake no obligation to disclose any revision to these forward-looking statements to reflect events or circumstances occurring after the date hereof.

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